Exhibit 10.21

EXECUTION

AMENDMENT NUMBER ONE

to the

MASTER REPURCHASE AGREEMENT

Dated as of June 26, 2012,

by and between

PENNYMAC LOAN SERVICES, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER ONE (this “Amendment Number One”) is made this 31st day of December, 2012, by and between PENNYMAC LOAN SERVICES, LLC (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of June 26, 2012, by and between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and Buyer have agreed to amend the Agreement to modify certain definitions, financial and reporting representations, warranties, certifications and covenants, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.         Amendments.  Effective as of December 31, 2012 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)   Section 2 of the Agreement is hereby amended by deleting the definition of “Adjusted Tangible Net Worth” in its entirety and replacing it with the following:

“Adjusted Tangible Net Worth” shall mean, with respect to any Person, as of any date of determination, the excess of such Person’s total assets (including mortgage servicing rights in an amount less than or equal to the MSR Value Cap), net of goodwill and intangible assets, over its total liabilities, calculated in accordance with GAAP as reflected on such Person’s financial statements.

(b)   Section 2 of the Agreement is hereby amended by adding the new definition of “MSR Value Cap” as follows:

“MSR Value Cap” shall mean the value assigned to a Person’s aggregate portfolio of mortgage servicing rights; provided, however, in any case such value shall not exceed the product of (i) 4.0, multiplied by (ii) the weighted average servicing fee for all mortgage loans underlying the mortgage servicing rights, multiplied by (iii) the unpaid principal balance of the mortgage loans underlying the mortgage servicing rights.

(c)   Section 2 of the Agreement is hereby amended by deleting the definition of “Valuation Agent” in its entirety and replacing it with the following:

“Valuation Agent” shall mean a qualified, unaffiliated third party (acceptable to Buyer in its sole discretion including but not limited to any independent third party appointed by the Buyer in its sole discretion pursuant to Section 43(e)) that specializes in establishing a fair market value of servicing portfolios with respect to mortgage loans substantially similar to the Loans originated or acquired by a Seller Party, as applicable.

(d)   Section 12 of the Agreement is hereby amended by deleting clause “(p)” contained therein in its entirety and replacing it with the following:

(p) (A) Seller’s Adjusted Tangible Net Worth is greater than or equal to $90,000,000; (B) Seller’s unrestricted cash and Cash Equivalents are greater than or equal to $6,375,000; (C) Seller’s residential mortgage servicing portfolio is in excess of $5,000,000,000 in un-amortized principal balance of loans; (D) the ratio of Seller’s Total Indebtedness to Adjusted Tangible Net Worth is less than 10:1; and (E) Seller’s consolidated Net Income was equal to or greater than $1.00 for the previous calendar quarter.

(e)   Section 13 of the Agreement is hereby amended by deleting clause (a)(viii) contained therein and replacing it with the following:

(viii)        Within (i) three (3) Business Days after receipt by a Seller Party (to the extent such Seller Party owns any servicing rights with respect to any mortgage loans) of a request from Buyer, the servicing valuation conducted by such Seller Party and used to support the calculation of the servicing multiple used in determining the book value of such Seller Party’s servicing portfolio in accordance with GAAP; and (ii) if so requested by Buyer, within (3) Business Days of its completion, the servicing valuation conducted by a Valuation Agent with respect to the value of such Seller Party’s servicing portfolio in accordance with GAAP;

(f)    Section 13 of the Agreement is hereby amended by deleting clause (q)(i) contained therein and replacing it with the following:

(i) Seller covenants and agrees with Buyer that during the term of this Agreement: (A) its Adjusted Tangible Net Worth shall at all times be greater than or equal to $90,000,000; (B) its unrestricted cash and Cash Equivalents shall at all times be greater than or equal to $6,375,000; (C) its residential mortgage servicing portfolio shall at all times be in excess of $5,000,000,000 in un-amortized principal balance of loans; (D) the ratio of its  Total Indebtedness to Adjusted Tangible Net Worth shall at all times be less than 10:1; and (E) its consolidated Net Income shall be equal to or greater than $1.00 for each calendar quarter.

(g)   Exhibit A of the Agreement is hereby amended by deleting the Exhibit in its entirety and replacing it with Exhibit A attached hereto.

SECTION 2.         Fees and Expenses.  Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number One (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3.         Representations.  Seller hereby represents to Buyer that as of the date hereof, the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4.         Binding Effect; Governing Law.  This Amendment Number One shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER ONE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 5.         Counterparts.  This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6.         Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC LOAN SERVICES, LLC,
(Seller)

By:	/s/ Anne D. McCallion
Name:	Anne D. McCallion
Title:	Vice President, Finance

CITIBANK, N.A.
(Buyer and Agent, as applicable)

By:	/s/ Susan Mills
Name:	Vice President
Title:	Citibank, N.A.

Acknowledged:

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:	/s/ Anne D. McCallion
Name:	Anne D. McCallion
Title:	Chief Financial Officer